UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2020

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27422 Portola Parkway, Suite 200 Foothill Ranch, California	92610-2831
(Address of Principal Executive Office)	(Zip Code)

(949) 614-1740

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture

On May 1, 2020, Kaiser Aluminum Corporation (the “Company”) issued an additional $50,000,000 aggregate principal amount of its 6.500% Senior Notes due 2025 (the “Additional Notes”) pursuant to the indenture, dated April 28, 2020 (the “Base Indenture”), among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture, dated May 1, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Additional Notes are part of the same class and series as, and otherwise identical to, the $300,000,000 aggregate principal amount of the Company’s 6.500% Senior Notes due 2025 (the “Existing Notes” and, together with the Additional Notes, the “Notes”) issued pursuant to the Base Indenture, other than with respect to the date of issuance and the issue price. All of the Existing Notes remain outstanding.

The Additional Notes were offered and sold either to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) or to non-U.S. persons outside the United States under Regulation S of the Securities Act.

The Notes mature on May 1, 2025. Interest accrues on the Notes at a rate of 6.500% per annum from April 28, 2020, and interest is payable semiannually on May 1 and November 1 of each year. The first interest payment date is November 1, 2020. The Company may redeem all or part of the Notes at any time on or after May 1, 2022 at established redemption prices. At any time prior to May 1, 2022, the Company may also redeem up to 40.0% of the Notes using the proceeds from certain equity offerings at a redemption price equal to 106.500% of the principal amount. At any time prior to May 1, 2022, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount, plus a “make-whole” premium. If the Company sells certain assets or experiences specific kinds of changes in control in connection with a ratings decline, the Company will be required to make an offer to purchase the Notes.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or certain holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, to be immediately due and payable.

The Company has various relationships with the initial purchaser of the Additional Notes. The initial purchaser and certain of its affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, an affiliate of the initial purchaser is a lender under the Company’s existing revolving credit facility. This lender, or its affiliates, have received, and may in the future receive, customary fees and expenses for those services.

The preceding description of the Supplemental Indenture and the Additional Notes is a summary and is qualified in its entirety by the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

4.1	First Supplemental Indenture, dated May 1, 2020, among Kaiser Aluminum Corporation, each of the guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION

Date: May 1, 2020	By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai
Vice President, Deputy General Counsel & Corporate Secretary